EXHIBIT 21.1

			  SUBSIDIARIES OF THE REGISTRANT
                          ------------------------------

				       State of                         %
    Name                             Incorporation                  Ownership
----------------------               -------------                  ----------

LD*OS, Inc.                             Delaware                        100%

Elcotel Hospitality
   Service, Inc.                        Delaware                        100%

Public Communication
   Managers, Inc.                       Delaware                        19.9%

Public Communication-I
   Corporation                          Delaware                        100%